Exhibit 5.1

GALLOP, JOHNSON & NEUMAN, L.C.

101 S. Hanley

St. Louis, Missouri 63105

June 11, 2008

O’REILLY AUTOMOTIVE, INC.

233 South Patterson

Springfield, Missouri 65802

Re:	O’Reilly Automotive, Inc.
Registration Statement on Form S-4

Ladies and Gentlemen:

We have served as local counsel to O’Reilly Automotive, Inc. (the “Company”) in connection with the various legal matters relating to the filing of a registration statement on Form S-4 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), and the Rules and Regulations promulgated thereunder, relating to the proposed issuance by the Company of shares (the “Shares”) of common stock, par value $0.01 per share (the “Common Stock”), of the Company pursuant to the Agreement and Plan of Merger, dated as of April 1, 2008 (the “Merger Agreement”), among the Company, OC Acquisition Company and CSK Auto Corporation.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

We have examined such corporate records of the Company, such laws and such other information as we have deemed relevant, including the Company’s Restated Articles of Incorporation, and Amended and Restated Bylaws, as amended, certain resolutions adopted by the Board of Directors of the Company relating to the Merger Agreement and certificates received from state officials and from officers of the Company. In delivering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies, and the correctness of all statements submitted to us by officers of the Company.

Based upon the foregoing, the undersigned is of the opinion that, when the Registration Statement becomes effective under the Act, the issuance of the Shares will have been duly authorized, and when the Shares have been issued and paid for upon the terms and conditions set forth in the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement. We also consent to your filing copies of this opinion as an exhibit to the Registration Statement with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the issuance of the Shares.

Very truly yours,

/s/ GALLOP, JOHNSON & NEUMAN, L.C.